Exhibit 4.1

EZCORP, INC.

2.125% CASH CONVERTIBLE SENIOR NOTES DUE 2019

INDENTURE
DATED AS OF JUNE 23, 2014

WELLS FARGO BANK, NATIONAL ASSOCIATION,
AS TRUSTEE

EXHIBIT

Exhibit A	Form of Security	A-1
Exhibit B	Form of Supplemental Indenture providing for Subsidiary Guarantee	B-1

INDENTURE, dated as of June 23, 2014 between EZCORP, INC., a Delaware corporation (the “Company”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Company’s 2.125% Cash Convertible Senior Notes due 2019 (as are issued under this Indenture, and as amended or supplemented from time to time, the “Securities”).

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.   Definitions.

“Additional Interest” means all amounts, if any, payable pursuant to Section 5.02(d), Section 5.02(e) or Section 7.04.

“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.   For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or Conversion Agent.

“Applicable Procedures” means, with respect to any transfer, exchange, surrender or withdrawal of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, in each case to the extent applicable to such transfer, exchange, surrender or withdrawal.

“Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

“Bid Solicitation Agent” means the Person appointed by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 4.01(c).   The Trustee shall initially act as the Bid Solicitation Agent.

“Board of Directors” means either the board of directors of the Company or any committee of the Board of Directors authorized to act for it with respect to this Indenture.

“Business Day” means any day other than a Saturday, a Sunday or other day on which banking institutions in New York State are authorized or required by law to close.

“Capital Stock” of any Person means (a) in the case of a corporation, corporate stock of such Person, (b) in the case of an association or business entity, shares, interests, participations, rights or other equivalents (however designated) of corporate stock of such Person, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) of such Person and (d) in the case of any other legal form, any other interest or participation of such Person that confers the right to receive a share of the profits and losses of, or distribution of assets of, such Person.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached hereto as Exhibit A and that does not include the text or the schedule called for by footnotes 1 through 5 thereof.

“Class A Common Stock” means the Class A Non-Voting Common Stock of the Company, $0.01 par value per share, subject to Section 4.06.

“Class B Common Stock” means the Class B Voting Common Stock of the Company, $0.01 par value per share.

“close of business” means 5:00 p.m.  (New York City time).

“Common Equity” of any Person means any class of common stock or an equivalent interest in such Person.

Common Stock” means, collectively, the Class A Common Stock and the Class B Common Stock.

“Company” means the party named as such in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Company.

“Company Order” means a written order of the Company, signed by one of the Company’s Chief Executive Officer, Chief Financial Officer, President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), and delivered to the Trustee.

“Conversion Price” means as of any date $1,000, divided by the Conversion Rate as of such date.

“Corporate Trust Office” means the office of the Trustee at the address specified in Section 13.01 or such other address as to which the Trustee may give notice to the Company.

“Custodian” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

“Daily Conversion Value” means, for each of the 80 consecutive Trading Days during the Observation Period, one-eightieth of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP on such Trading Day.

“Daily VWAP” means, for each of the 80 consecutive Trading Days during the applicable Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EZPW <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Class A Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).   The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” or “default” means, when used with respect to the Securities, any event that is or, after notice or passage of time or both, would be an Event of Default.

“Defaulted Amounts” means any amounts on any Securities (including, without limitation, the cash due upon conversion, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Effective Date” shall have the meaning specified in Section 4.03(c), except that, as used in Section 4.04, “Effective Date” means the first date on which shares of the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Ex-Dividend Date” means the first date on which the shares of the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the U.S.  Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(a)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its wholly owned Subsidiaries, any employee benefit plan of the Company or its wholly owned Subsidiaries and Permitted Holders, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Equity of the Company representing more than 50% of the voting power of the Common Equity of the Company;

(b)                                 a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its wholly owned Subsidiaries and any employee benefit plan of the Company or its wholly owned Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the Class A Common Stock;

(c)                                  the consummation of (A) any recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation, merger or similar transaction involving the Company pursuant to which the Class A Common Stock will be converted into cash, securities or other property; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one of the Company’s wholly-owned Subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of the voting power of all classes of Common Equity of the continuing or surviving company or transferee or the parent thereof immediately after such transaction shall not be a Fundamental Change pursuant to this clause (c);

(d)                                 the Company’s shareholders or Board of Directors approve any plan or proposal for the liquidation or dissolution of the Company; or

(e)                                  the Class A Common Stock (or other Common Equity interests underlying the Securities) ceases to be listed or quoted on any Permitted Exchange or the announcement of any such delisting without the announcement that the Class A Common Stock (or such other Common Equity interests) will be listed or quoted on another Permitted Exchange;

provided, however, that a transaction or transactions described in clause (c) above shall not constitute a Fundamental Change if at least 90% of the consideration received or to be received by holders of the Company’s Common Stock (excluding cash payments for fractional shares) in connection with such transaction or transactions consists of Common Equity interests that are listed or quoted on any Permitted Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the Reference Property as described in Section 4.06; provided further that, for the avoidance of doubt, (i) any merger by the Company with or into a wholly owned Subsidiary or (ii) a reclassification of the Class A Common Stock that increases the rights thereof relative to the Class B Common Stock, in each case pursuant to which holders of the Class A Common Stock solely receive Common Equity interests that are listed or quoted on any Permitted Exchange or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the sole Reference Property for the Securities will not constitute a Fundamental Change.

“Global Security” means a permanent Global Security that is in substantially the form attached hereto as Exhibit A and that includes the text and the schedule called for by footnotes 1 through 5 thereof and that is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the terms of this Indenture.

“Interest Payment Date” means each June 15 and December 15 of each year, beginning on December 15, 2014.

“Last Reported Sale Price” of the Class A Common Stock or any other security on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Relevant Stock Exchange.   If the Class A Common Stock or such other security is not listed for trading on a U.S.  national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the average of the last quoted bid and ask prices for the Class A Common Stock or such other security in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc.  or a similar organization.   If the Class A Common Stock or other such security is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Class A Common Stock or such other security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (c) of the definition thereof).

“Market Disruption Event” means (a) a failure by the Relevant Stock Exchange to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class A Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Class A Common Stock on the Relevant Stock Exchange or in any option contracts or futures contracts relating to the Class A Common Stock.

“Maturity Date” means June 15, 2019.

“Observation Period” with respect to any Security surrendered for conversion means: (a) if the relevant Conversion Date occurs prior to December 15, 2018, the 80 consecutive Trading Day period beginning on, and including, the third Trading Day immediately succeeding such Conversion Date; and (b) if the relevant Conversion Date occurs on or after December 15, 2018, the 80 consecutive Trading Days beginning on, and including, the 82nd Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the final offering memorandum dated June 17, 2014 relating to the offering and sale of the Securities.

“Officer” means the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers, at least one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, that meets the requirements of Section 13.02.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means a written opinion that meets the requirements of Section 13.02 from legal counsel. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company or other counsel acceptable to the Trustee.

“Permitted Exchange” means any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

“Permitted Holder” means (a) Phillip E. Cohen, (b) the spouse and lineal descendants and spouses of lineal descendants of Phillip E. Cohen, (c) the estates or legal representatives of any person named in clauses (a) or (b), (d) trusts established for the benefit of any person named in clauses (a) or (b), and (e) any entity solely owned and controlled, directly or indirectly, by one or more of the foregoing.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal” or “principal” of a debt security, including the Securities, means the principal of the security, plus, when appropriate, the premium, if any, on such security.

“Public Debt Securities” means any unsecured debt securities issued by the Company in an offering registered under the Securities Act or an offering exempt from registration under the Securities Act but eligible for resale under Rule 144A thereunder.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Class A Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Class A Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, by statute, by contract or otherwise).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the June 1 or December 1 (whether or not such day is a Business Day) immediately preceding the applicable June 15 or December 15 Interest Payment Date, respectively.

“Relevant Stock Exchange” means The NASDAQ Global Select Market, or if the Class A Common Stock is not listed on The NASDAQ Global Select Market on the relevant date, the principal other U.S. national or regional securities exchange on which the Class A Common Stock is then listed.

“Responsible Officer” when used with respect to the Trustee, means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange.  If the Class A Common Stock is not listed or admitted for trading on any U.S. national or regional securities exchange, “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian for DTC, with respect to the Securities in global form, or any successor thereto.

“Settlement Amount” means the sum of the Daily Conversion Values for each of the 80 consecutive Trading Days during the relevant Observation Period.

“Significant Subsidiary” means, in respect of any Person, a Subsidiary of such Person that would constitute a “significant subsidiary”, as such term is defined in Rule 1-02 of Regulation S-X under the Exchange Act.

“Subsidiary” means, in respect of any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Subsidiary Guarantee” means a guarantee of the Company’s obligations under the Indenture and the Securities by any Subsidiary of the Company pursuant to Section 5.07.

“Subsidiary Guarantor” means each Subsidiary that enters into a Subsidiary Guarantee pursuant to Section 5.07 by executing a supplemental indenture in the form of Exhibit B hereto, for so long as such Subsidiary Guarantee remains in effect.

“TIA” means the U.S. Trust Indenture Act of 1939, as amended, and the rules and regulations thereunder as in effect on the date of this Indenture, except to the extent any amendment to the Trust Indenture Act expressly provides for application of the Trust Indenture Act as in effect on another date.

“Trading Day” means a day on which (a) trading in the Class A Common Stock (or any other security for which a closing sale price must be determined) generally occurs on the Relevant Stock Exchange or, if the Class A Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock (or such other security) is then traded and (b) a Last Reported Sale Price for the Class A Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Class A Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining the amount of cash due upon conversion only, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Class A Common Stock generally occurs on the Relevant Stock Exchange or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then listed or admitted for trading, except that if the Class A Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Trading Price” per $1,000 principal amount of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $2.0 million principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $2.0 million principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate.  If the Company does not, when it is required to do so, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate on each Trading Day of such failure.

“Trustee” means the party named as such in the first paragraph of this Indenture until a successor replaces it in accordance with the provisions of this Indenture, and thereafter means the successor.

Section 1.02.  Other Definitions.

Term	Where Defined
“Agent Members”	2.02(b)
“Clause A Distribution”	4.04(c)
“Clause B Distribution”	4.04(c)
“Clause C Distribution”	4.04(c)
“Conversion Agent”	2.04
“Conversion Date”	4.02(c)
“Conversion Notice”	4.02(b)
“Conversion Obligation”	4.01(a)
“Conversion Rate”	4.01(a)
“Distributed Property”	4.04(c)
“DTC”	2.02(b)
“Depositary”	2.02(b)
“Event of Default”	7.01
“Expiration Date”	4.04(e)
“Fundamental Change Repurchase Date”	3.02(d)
“Fundamental Change Repurchase Price”	3.02(a)
“Fundamental Change Repurchase Right Notice”	3.02(b)
“Measurement Period”	4.01(c)
“Original Issuance Date”	5.02(d)
“Paying Agent”	2.04
“Reference Property”	4.06(a)
“Repurchase Exercise Notice”	3.02(c)
“Registrar”	2.04
“Resale Restriction Termination Date”	2.07(c)
“Restricted Securities”	2.07(c)
“Scheduled Free Trade Date”	5.02(d)
“Securities”	Recitals
“Specified Transaction”	4.06(a)
“Spin-Off”	4.04(c)
“Stock Price”	4.03(c)
“transfer”	2.07(c)
“Trigger Event”	4.08
“Valuation Period”	4.04(c)

Section 1.03.  Rules of Construction.  Unless the context otherwise requires:

(a)                       a term has the meaning assigned to it;

(b)                       words in the singular include the plural, and words in the plural include the singular;

(c)                        provisions apply to successive events and transactions;

(d)                       the masculine gender includes the feminine and the neuter;

(e)                        references to agreements and other instruments include subsequent amendments thereto; and

(f)                         “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

Section 1.04.  References to Additional Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Security in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 5.02(d), Section 5.02(e) or Section 7.04, as applicable. Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

ARTICLE 2
THE SECURITIES

Section 2.01.  Designation and Amount.  The Securities shall be designated as the “2.125% Cash Convertible Senior Notes due 2019.”  The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is initially limited to $200,000,000, subject to Section 2.15, and except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of other Securities pursuant to Section 2.07, Section 2.08, Section 2.11, Section 2.13, Section 3.06, Section 4.02 and Section 10.05.

Section 2.02.  Form and Dating.  (a)  The Securities and the Trustee’s certificate of authentication shall be substantially in the respective forms set forth in Exhibit A, which Exhibit is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture, and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)                       All of the Securities shall be issued initially in the form of one or more Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, at its Corporate Trust Office, as custodian for the depositary, The Depository Trust Company (“DTC”) (such depositary, or any successor thereto, being hereinafter referred to as the “Depositary”), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, purchases or conversions of such Securities. Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.13 and shall be made on the records of the Trustee and the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (1) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (2) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

Section 2.03.  Execution and Authentication; Payments of Interest and Defaulted Amounts.  (a)  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 principal amount and any integral multiple thereof.  An Officer shall sign the Securities for the Company by manual or facsimile signature attested by the manual or facsimile signature of the Secretary or an Assistant Secretary of the Company. Typographic and other minor errors or defects in any such facsimile signature shall not affect the validity or enforceability of any Security which has been authenticated and delivered by the Trustee. If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

(b)                       The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent shall have the same rights as an Agent to deal with the Company or an Affiliate of the Company.

(c)                        At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities, without any further action by the Company hereunder.

(d)                       Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months, or in the case of a partial month, the number of days elapsed over a 30-day month.  The Person in whose name any Security (or its predecessor) is registered on the register of the Registrar at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes in the continental United States, which shall initially be the Corporate Trust Office.  The Company shall pay interest (i) on any Certificated Securities (A) to Holders holding Certificated Securities having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Securities at their address as it appears in the register of the Registrar and (B) to Holders holding Certificated Securities having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon application by such a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Registrar to the contrary or (ii) on any Global Security by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(e)                        Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date by virtue of its having been such Holder but shall accrue interest per annum at the rate borne by the Securities, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in each case, as provided in subsection (i) or (ii) below:

(i)                                     The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Security and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following subsection (ii) of this Section 2.03(e).

(ii)                                  The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04.  Registrar, Paying Agent and Conversion Agent.  The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), an office or agency where Securities may be presented for payment (the “Paying Agent”), an office or agency where Securities may be presented for conversion (the “Conversion Agent”) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, such offices and agencies to be maintained in the continental United States. The Company will at all times maintain a Paying Agent, Conversion Agent, Registrar and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served in the Borough of Manhattan, The City of New York. The Registrar shall keep a register of the Securities and of their registration of transfer and exchange. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.

The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any Agent not a party to this Indenture. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or agent for service of notices and demands in any place required by this Indenture, or fails to give the foregoing notice, the Trustee shall act as such. The Company or any Affiliate of the Company may act as the Paying Agent (except for the purposes of Section 5.01 and Article 9).

The Company hereby initially designates the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, as the office or agency of the Company for each of the aforesaid purposes.

Section 2.05.  Paying Agent to Hold Money in Trust.  On or prior to 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due.  The Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall, on or before 11:00 a.m., New York City time, on each due date of the principal of or interest on any Securities, segregate the money and hold it as a separate trust fund for the benefit of the Holders. The Company at any time may require the Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any default, upon written request to the Paying Agent, require the Paying Agent to pay forthwith to the Trustee all sums so held in trust by the Paying Agent. Upon doing so, the Paying Agent (other than the Company) shall have no further liability for the money.

Section 2.06.  Holder.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

Section 2.07.  Transfer and Exchange; Transfer Restrictions.  (a)  Subject to compliance with any applicable additional requirements contained in Section 2.13, when a Security is presented to a Registrar with a request to register a transfer thereof or to exchange such Security for an equal principal amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by an assignment form in form satisfactory to the Registrar duly executed by the Holder thereof or its attorney duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Security for registration of transfer or exchange at an office or agency maintained pursuant to Section 2.04, the Company shall execute and the Trustee shall authenticate Securities of a like aggregate principal amount at the Registrar’s request. Any exchange or registration of transfer shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed as a result of the name of the Holder of new Securities issued upon such exchange or registration of transfer being different from the name of the Holder of the old Securities surrendered for exchange or registration of transfer.

Neither the Company, any Registrar nor the Trustee shall be required to exchange or register a transfer of any Securities or portions thereof in respect of which a Repurchase Exercise Notice pursuant to Section 3.02(c) has been delivered and not withdrawn by the Holder thereof (except, in the case of the purchase of a Security in part, the portion thereof not to be purchased).

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

(b)                       Any Registrar appointed pursuant to Section 2.04 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

(c)                        Every Security that bears or is required under this Section 2.07(c) to bear the legend set forth in this Section 2.07(c) (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.07(c) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.07(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Securities, or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereto, and (2) such other date, if any, as may be required by applicable law, any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (unless such Securities have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED EXCEPT:

(A)                               TO EZCORP, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B)                               PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)                               TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(D)                               UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF:

(1)                                 THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH

CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Security prior to the Resale Restriction Termination Date will be registered by the Security Registrar unless the applicable box on the Assignment Form has been checked.

Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 2.07, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.07(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Securities Custodian in writing to so surrender any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Securities Custodian shall so surrender such Global Security for exchange; and any new Global Security so exchanged therefor shall not bear the restrictive legend specified in this Section 2.07(c) and shall not be assigned a restricted CUSIP number.  The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Securities has been declared effective under the Securities Act.

The Company shall not, and shall use its reasonable efforts not to permit any of its Affiliates to, sell any Security, unless upon such sale such Security will no longer be a “restricted security” (as defined under Rule 144 under the Securities Act). The Securities shall initially be issued with a restricted CUSIP.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or other beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

Section 2.08.  Replacement Securities.  If any mutilated Security is surrendered to the Company, a Registrar or the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, the applicable Registrar and the Trustee such security or indemnity as will be required by them to save each of them harmless, then, in the absence of notice to the Company, such Registrar or the Trustee that such Security has been acquired by a protected purchaser, the Company shall execute, and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be repurchased by the Company pursuant to Article 3, the Company in its discretion may, instead of issuing a new Security, pay or repurchase such Security, as the case may be.

No service charge shall be imposed by the Company, the Trustee, any Registrar or the Paying Agent upon the issuance of any substitute Security, but the Company may require a Holder to pay a sum sufficient to cover any tax or other governmental charge required in connection therewith as a result of the name of the Holder of the new substitute Security being different from the name of the Holder of the old Security that became mutilated or was destroyed, lost or stolen.

Every new Security issued pursuant to this Section 2.08 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 2.08 are (to the extent lawful) exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09.  Outstanding Securities.  Securities outstanding at any time are all Securities authenticated and delivered by the Trustee, except for those canceled by it, those converted pursuant to Article 4 and required to be cancelled pursuant to Section 2.12, those delivered to it for cancellation or surrendered for transfer or exchange, those repurchased by the Company or its Subsidiaries pursuant to Section 2.12 and those described in this Section 2.09 as not outstanding.

If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the Paying Agent (other than the Company or an Affiliate of the Company) holds on any date on which any Security (or portion thereof) shall have become due and payable monies in the necessary amount, then on and after such date such Security (or portion thereof, as the case may be) shall cease to be outstanding and interest on it shall cease to accrue.

Section 2.10.  Treasury Securities.  In determining whether the Holders of the required principal amount of Securities have concurred in any notice, direction, waiver or consent, Securities owned by the Company or any other obligor on the Securities or by any Affiliate of the Company or of such other obligor shall be disregarded, except that, for purposes of determining whether the Trustee shall be protected in relying on any such notice, direction, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned that have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Securities and that the pledgee is not the Company or any other obligor on the Securities or any Affiliate of the Company or of such other obligor.

Section 2.11.  Temporary Securities.  Until definitive Securities are ready for delivery, the Company may prepare and execute, and, upon receipt of a Company Order, the Trustee shall authenticate and deliver, temporary Securities. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Company considers appropriate for temporary Securities and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver definitive Securities in exchange for temporary Securities. Holders of temporary Securities shall be entitled to all the benefits of this Indenture.

Section 2.12.  Cancellation; Repurchase.  Subject to Section 4.10, the Company shall cause all Securities surrendered for the purpose of payment, repurchase, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation.  Subject to Section 4.10, the Registrar, the Paying Agent and the Conversion Agent shall forward to the Trustee or its agent any Securities surrendered to them for registration of transfer, exchange, redemption, payment or conversion. Subject to Section 4.10, the Trustee and no one else shall promptly cancel, in accordance with its standard procedures, all Securities surrendered for the purpose of payment, repurchase, registration of transfer, exchange, conversion or cancellation and shall dispose of canceled Securities (subject to the record retention requirements of the Exchange Act), in accordance with its standard procedures, and no Securities shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture. The Company may not hold or resell such Securities or issue new Securities to replace Securities that it has purchased or otherwise acquired or that have been delivered to the Trustee for cancellation.

The Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Securities are surrendered to the Company), repurchase Securities in the open market, by public or private tender or exchange offer, by private agreement through counterparties or otherwise, whether by the Company or its Subsidiaries, including by cash-settled swaps or other derivatives and, in each case, at any price.  The Company shall cause any Securities so purchased (other than Securities repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with this Section 2.12, and they shall no longer be considered outstanding under this Indenture upon their repurchase.

Section 2.13.  Additional Transfer and Exchange Requirements.  (a)  A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that the foregoing shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Notwithstanding any other provisions of this Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with this Section 2.13.

(b)                       The provisions of subsections (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

(i)                                     Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof; provided that a Global Security may be exchanged for Certificated Securities registered in the names of any Person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or the Depositary has ceased to be a “clearing agency” registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (B) an Event of Default has occurred and is continuing and a beneficial owner requests that its Securities be exchanged for Certificated Securities. Any Global Security exchanged pursuant to clause (A) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(ii)                                  Securities issued in exchange for a Global Security or any portion thereof shall be issued in fully-registered book-entry form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear any applicable legend provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as Securities Custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof; provided, however, that any Global Security surrendered for exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.07(a).

(iii)                               Subject to the provisions of subsection (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(iv)                              In the event of the occurrence of any of the events specified in subsection (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

(v)                                 Neither Agent Members nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(c)                        In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities and, thereafter, the events or conditions specified in Section 2.13(b)(i) that required such exchange shall cease to exist, the Company shall deliver notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Securities are presented by a Holder to a Registrar with a request:

(i)                                     to register the transfer of such Certificated Securities to a Person who will take delivery thereof in the form of a beneficial interest in a Global Security; or

(ii)                                  to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities, the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Securities and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee, upon receipt of a Company Order, shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso to the first paragraph of Section 2.07(a).

Section 2.14.  CUSIP Numbers.  The Company in issuing the Securities may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice or related action by the Company contemplated thereby shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” numbers.

Section 2.15.  Additional Securities.  The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Securities hereunder with the same terms as the Securities initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date, if any, of such additional Securities) in an unlimited aggregate principal amount; provided that if any such additional Securities are not fungible with the Securities initially issued hereunder for U.S. federal income tax and securities law purposes, such additional Securities shall have one or more separate CUSIP numbers.  Prior to the issuance of any such additional Securities, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Opinion of Counsel to cover such matters, in addition to those required by Section 13.02, as the Trustee shall reasonably request, including, without limitation, that the form and terms of such Securities has been established by or pursuant to a resolution of the Board of Directors in conformity with the provisions of this Indenture and that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and general principles of equity.

ARTICLE 3
NO REDEMPTION; REPURCHASE UPON A FUNDAMENTAL CHANGE

Section 3.01.  No Optional Redemption.  The Company shall not have the option to redeem the Securities prior to the Maturity Date.  No sinking fund is provided for the Securities.

Section 3.02.  Repurchase At Option of The Holder Upon A Fundamental Change.  (a)  Subject to the satisfaction of the requirements of this Article 3, if a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at its option, to require the Company to repurchase for cash all of the Holder’s Securities, or any portion of the principal thereof that is equal to $1,000 or an integral multiple of $1,000, at a repurchase price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the Fundamental Change Repurchase Date (unless such Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to the Holder of record at the close of business on such Regular Record Date and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of the Securities to be repurchased).

(b)                       On or before the 20th day after the occurrence of a Fundamental Change, the Company shall provide to all Holders, the Trustee and the Paying Agent a notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental

Change Repurchase Right Notice”). The Fundamental Change Repurchase Right Notice shall state, among other things:

(i)                                     the events causing a Fundamental Change;

(ii)                                  the date of the Fundamental Change;

(iii)                               the last date on which a Holder may exercise the repurchase right;

(iv)                              the Fundamental Change Repurchase Price;

(v)                                 the Fundamental Change Repurchase Date;

(vi)                              the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)                           the Conversion Rate and, if applicable, any adjustments to the Conversion Rate;

(viii)                        that the Securities with respect to which a Repurchase Exercise Notice has been given by the Holder may be converted only if the Holder withdraws the Repurchase Exercise Notice as described below in Section 3.02(c); and

(ix)                              the procedures that Holders must follow to require the Company to repurchase their Securities.

Simultaneously with providing the Fundamental Change Repurchase Right Notice, the Company shall publish a notice containing this information in a newspaper of general circulation in the City of New York or publish the information on its website or through such other public medium as the Company may use at that time.

(c)                        Repurchases of Securities under this Section 3.02 shall be made, at the option of the Holder thereof, upon:

(i)                                     delivery to the Paying Agent by a Holder of a duly completed notice (a “Repurchase Exercise Notice”) substantially in the form set forth in Exhibit A hereto, if the Securities are Certificated Securities, or in compliance with the Depositary’s procedures for surrendering interests in Global Securities, if the Securities are Global Securities, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)                                  delivery of the Securities, if the Securities are Certificated Securities, to the Paying Agent (together with all necessary endorsements for transfer), or book-entry transfer of the Securities, if the Securities are Global Securities, in compliance with the procedures of the Depositary, in each case prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Repurchase Exercise Notice must state:

(i)                                     if the Securities are Certificated Securities, the certificate numbers of the Securities to be delivered for repurchase;

(ii)                                  the portion of the principal amount of the Securities to be repurchased, which must be equal to $1,000 or an integral multiple thereof; and

(iii)                               that the Securities are to be repurchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

If the Securities are Global Securities, the Repurchase Exercise Notice must comply with the Applicable Procedures.

A Holder may withdraw any Repurchase Exercise Notice (in whole or in part) by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date. The notice of withdrawal must state:

(i)                                     the principal amount of the Securities for which the Repurchase Exercise Notice has been withdrawn;

(ii)                                  if Certificated Securities have been issued, the certificate numbers of the withdrawn Securities; and

(iii)                               the principal amount, if any, that remains subject to the Repurchase Exercise Notice.

If the Securities are Global Securities, the withdrawal notice must comply with the Applicable Procedures.

(d)                       The Company must repurchase on a date (the “Fundamental Change Repurchase Date”) chosen by the Company that is no less than 20 and no more than 35 days after the date of the Fundamental Change Repurchase Right Notice with respect to the occurrence of the relevant Fundamental Change, subject to extension to comply with applicable law.  The Company shall deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 2.05) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Securities to be repurchased at the Fundamental Change Repurchase Price.  Subject to receipt of funds by the Paying Agent, payment for Securities surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) shall be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 3.02(c)) and (ii) the time of book-entry transfer or the delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02(c) by mailing checks for the amount payable to the Holders of such Securities entitled thereto as they shall appear in the register of the Registrar; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  If the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price of the Securities on the Fundamental Change Repurchase Date, then with respect to the Securities that have been properly surrendered for repurchase and have not been validly withdrawn:

(iii)                               the Securities will cease to be outstanding and interest, if any, will cease to accrue (whether or not book-entry transfer of the Securities is made or whether or not the Securities are delivered to the Paying Agent); and

(iv)                              all other rights of the Holder of such Securities will terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery or transfer of the Securities and, if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the related interest payment).

Section 3.03.  Compliance With Securities Laws Upon Purchase of Securities.  In connection with any offer to purchase the Securities under Section 3.02, the Company shall (a) comply with the provisions of Rule 13e-4, Rule 14e-l (or any successor to either such Rule) and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO, if so required, or any other required schedule under the Exchange Act and (c) otherwise comply with all federal and state securities laws in connection with such offer by the Company to purchase the Securities upon a Fundamental Change, in each case, so as to permit the rights of the Holders and obligations of the Company under Section 3.02 to be exercised in the time and in the manner specified therein.

Section 3.04.  No Repurchase Upon Acceleration.  No Securities may be repurchased on any date at the option of Holders upon a Fundamental Change if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Certificated Securities held by it following the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Securities), and any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.05.  Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.02 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Trustee or the Paying Agent, as the case may be, shall return any such excess cash to the Company.

Section 3.06.  Partial Repurchase.  Upon surrender of a Security that is to be repurchased in part pursuant to Section 3.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unrepurchased portion of the Security surrendered.

ARTICLE 4
CONVERSION

Section 4.01.  Conversion Rights.  (a)  Subject to and upon compliance with the provisions of this Article 4, each Holder shall have the right, at such Holder’s option, to convert solely into cash all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security (i) subject to satisfaction of one or more of the conditions described in subsections (b) through (e) of this Section 4.01, at any time prior to December 15, 2018, under the circumstances and during the periods set forth in subsections (b) through (e) of this Section 4.01, and (ii) irrespective of the conditions set forth in subsections (b) through (e) of this Section 4.01, on or after December 15, 2018, and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case solely into cash at an initial conversion rate of 62.2471 shares of Class A Common Stock (subject to adjustment as provided in Section 4.04, the “Conversion Rate”) per $1,000 principal amount of Securities (subject to the payment provisions of Section 4.02, the “Conversion Obligation”). In no event may any Security be surrendered for conversion after the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(b)                       Prior to December 15, 2018, a Holder may surrender all or any portion of its Securities for conversion solely into cash during any fiscal quarter commencing after the fiscal quarter ending on September 30, 2014 (and only during such fiscal quarter), if the Last Reported Sale Price of the Class A Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day.

(c)                        Prior to December 15, 2018, a Holder may surrender all or any portion of its Securities for conversion solely into cash during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of the Securities, as determined following a request by a Holder in accordance with the procedures described below, for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate on each such Trading Day. The Bid Solicitation Agent shall have no obligation to determine the Trading Price per $1,000 principal amount of the Securities unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Securities would be less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate.  No later than the Trading Day after receiving such evidence, the Company shall instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Securities beginning on the Trading Day following the Trading Day on which the Bid Solicitation Agent receives such instructions and on each successive Trading Day until the Trading Day on which the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate.  If the trading price condition has been met on any Trading Day, the Company shall so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing on such Trading Day.  If, at any time after the trading price condition has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate for such Trading Day, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(d)        If, prior to December 15, 2018,  the Company:

(i)            issues to all or substantially all holders of Class A Common Stock any rights, options or warrants (other than under a shareholder rights plan where an adjustment is not made for such issuance under Section 4.04) entitling them, for a period of not more than 45 days after the announcement date of such issuance, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(ii)           distributes to all or substantially all holders of Class A Common Stock the Company’s assets, securities or rights, options or warrants to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Class A Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify the Holders and the Trustee at least 20 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.  Once the Company has given such notice, Holders may surrender all or any portion of their Securities for conversion solely into cash at any time until the close of business on the earlier of the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and the Company’s announcement that such issuance or distribution will not take place.

Holders may not exercise their conversion right in connection with any distribution described in this Section 4.01(d), and notice of such events shall not be required, if such Holders participate at the same time and upon the same terms as holders of Class A Common Stock and solely as a result of holding their Securities, in any of the transactions described in this Section 4.01(d) without having to convert their Securities as if they held a number of shares of Class A Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(e)        If a transaction or event that constitutes a Fundamental Change or Make-Whole Fundamental Change occurs prior to December 15, 2018, regardless of whether a Holder has the right to require the Company to repurchase the Securities pursuant to Section 3.02, or if the Company is a party to a Specified Transaction (other than a reclassification of the Class A Common Stock that increases the rights thereof relative to the Class B Common Stock pursuant to which holders of the Class A Common Stock solely receive Common Equity interests that are listed or quoted on any Permitted Exchange or that will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the sole Reference Property for the Securities) that occurs prior to December 15, 2018, then all or any portion of a Holder’s Securities may be surrendered for conversion solely into cash at any time from or after the date that is 90 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company gives notice of the anticipated effective date of such transaction) until 35 Trading Days after the actual effective date of such transaction or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Repurchase Date.  The Company shall notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) as promptly as practicable following the date the Company publicly announces such transaction, which will be at least 90 Scheduled Trading Days prior to the anticipated effective date of such transaction to the extent practicable, or if giving such advance notice is not practicable, within five Business Days of the date upon which the Company otherwise determines that the effective date of such transaction is reasonably certain, but in no event later than the actual effective date of such transaction.

Section 4.02.  Payment Upon Conversion; Conversion Procedures.  (a)  Subject to this Section 4.02, Section 4.03 and Section 4.06, upon conversion of any Security, the Company shall pay to the converting Holder, in respect of each $1,000 principal amount of Securities being converted, solely cash in an amount equal to the Settlement Amount.  The Daily Conversion Values shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Conversion Values, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Conversion Values.

(b)        Before any Holder of a Security shall be entitled to convert a Security as set forth above, such Holder shall (i) in the case of a Certificated Security (A) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Conversion Notice attached to the Form of Security set forth in Exhibit A hereto (a “Conversion Notice”) or a facsimile of the Conversion Notice, at the office of the Conversion Agent and state in writing therein the principal amount of Securities to be converted, (B) deliver such Security, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), to the Conversion Agent and (C) if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in subsection (f) of this Section 4.02 and (ii) in the case of a Global Security, comply with the Depositary’s procedures for converting a beneficial interest in a Global Security and, if required, pay funds equal to interest payable on the next Interest Payment Date as set forth in subsection (f) of this Section 4.02.  The Trustee (and, if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 4 on the Conversion Date for such conversion.  If a Holder has already delivered a Repurchase Exercise Notice with respect to a Security, the Holder may not surrender that Security for conversion until the Holder has withdrawn the Repurchase Exercise Notice in accordance with Section 3.02(c). If a Holder submits its Securities for required repurchase, the Holder’s right to withdraw the Repurchase Exercise Notice and convert the Securities that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

If more than one Security shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Securities shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)        A Security shall be deemed to have been converted on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  Except as set forth in Section 4.03 or Section 4.06, the Company shall pay the amount of cash due in respect of the Conversion Obligation on the third Business Day immediately following the last Trading Day of the relevant Observation Period.

(d)        In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Security, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Securities issued upon such conversion being different from the name of the Holder of the old Securities surrendered for such conversion.

(e)        Upon the conversion of an interest in a Global Security, the Trustee, or the Securities Custodian at the direction of the Trustee, shall make a notation on such Global Security as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Securities effected through the Conversion Agent (if other than the Trustee).

(f)        Except as described below, the Company shall not make any separate cash payment for accrued and unpaid interest, if any, upon conversion of Securities.  The Company’s settlement of the Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Security and accrued and unpaid interest, if any, attributable to the period to, but excluding, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but excluding, the Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing, if Securities are submitted for conversion after the close of business on a Regular Record Date, Holders of such Securities as of the close of business on such Regular Record Date shall receive the full amount of interest payable on such Securities on the corresponding Interest Payment Date notwithstanding the conversion, and Securities surrendered for conversion after the close of business on a Regular Record Date and prior to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the principal amount of the Securities being converted; provided that no such payment need be made:

(i)            for conversions following the Regular Record Date immediately preceding the Maturity Date;

(ii)           if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date (or, if such Interest Payment Date is not a Business Day, the immediately following Business Day); or

(iii)          to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

For the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date shall receive the full interest payment due on the Maturity Date regardless of whether their Securities have been converted following such Regular Record Date.

Upon a conversion of Securities, such Person shall no longer be a Holder of such Securities surrendered for conversion.

Section 4.03.  Adjustment to Conversion Rate Upon Conversion Upon a Make-Whole Fundamental Change.  (a)  If, prior to the Maturity Date, the Effective Date of a Make-Whole Fundamental Change occurs and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change, the Company shall, under the circumstances set forth in this Section 4.03, increase the Conversion Rate for the Securities so surrendered for conversion as described below.

(b)        Upon surrender of Securities for conversion in connection with a Make-Whole Fundamental Change, the Company shall satisfy its Conversion Obligation based on the Conversion Rate as increased pursuant to the table set forth in subsection (f) of this Section 4.03.  However, if the consideration for the Class A Common Stock in any Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change is composed entirely of cash, for any conversion of the Securities following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount in cash per $1,000 principal amount of converted Securities equal to the Conversion Rate (including any adjustment described in this Section 4.03), multiplied by such Stock Price.  In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date.  The Company shall notify Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

(c)        The amount, if any, by which the Conversion Rate shall be increased in connection with a Make-Whole Fundamental Change shall be determined by reference to the table set forth in subsection (f) of this Section 4.03, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price paid (or deemed to be paid) per share of Class A Common Stock in such Make-Whole Fundamental Change (the “Stock Price”). If holders of Class A Common Stock receive in exchange for their Class A Common Stock only cash in a Make-Whole Fundamental Change described in clause (c) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share of Class A Common Stock. In the case of any other Make-Whole Fundamental Change, the Stock Price shall be the average of the Last Reported Sale Prices of the Class A Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.

(d)        A conversion of Securities by a Holder shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice is received by the Conversion Agent on or after the Effective Date of the Make-Whole Fundamental Change and up to, and including the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (c) of the definition of Fundamental Change, the 35th Trading Day immediately following the actual Effective Date of the Make-Whole Fundamental Change).

(e)        The Stock Prices set forth in the column headings of the table set forth in subsection (f) of this Section 4.03 shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The Conversion Rate increase amounts shall be adjusted at the same time and in the same manner as the Conversion Rate as set forth in Section 4.04.

(f)        The following table sets forth the amount by which the Conversion Rate will increase as described in this Section 4.03 for each Stock Price and Effective Date set forth below:

Stock Price

Effective Date	$11.90	$14.00	$16.07	$18.00	$20.00	$25.00	$30.00	$35.00	$40.00	$50.00	$60.00	$70.00
June 23, 2014	21.7865	15.6776	11.7196	9.1947	7.3291	4.5470	3.1092	2.2765	1.7489	1.1297	0.7814	0.5589
June 15, 2015	21.7865	15.5304	11.3257	8.6885	6.7767	4.0244	2.6739	1.9274	1.4697	0.9476	0.6580	0.4724
June 15, 2016	21.7865	15.1306	10.6170	7.8592	5.9208	3.2756	2.0865	1.4748	1.1192	0.7275	0.5110	0.3697
June 15, 2017	21.7865	14.2077	9.3547	6.5128	4.6171	2.2676	1.3648	0.9551	0.7330	0.4917	0.3527	0.2580
June 15, 2018	21.7865	12.3201	7.0595	4.2576	2.6085	1.0086	0.5935	0.4413	0.3574	0.2526	0.1845	0.1360
June 15, 2019	21.7865	9.1815	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)            if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Conversion Rate increase amount shall be determined by a straight-line interpolation between the amount set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)           if the Stock Price is greater than $70.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), the Conversion Rate shall not be increased; and

(iii)          if the Stock Price is less than $11.90 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table), the Conversion Rate shall not be increased.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Securities exceed 84.0336 shares of Class A Common Stock, subject to adjustment in the same manner as the Conversion Rate as set forth in Section 4.04.

Section 4.04.  Conversion Rate Adjustments.  The Conversion Rate shall be adjusted from time to time by the Company upon the occurrence of any of the transactions described in this Section 4.04, except that the Company shall not make any adjustments to the Conversion Rate if Holders participate, at the same time and upon the same terms as holders of the Class A Common Stock and solely as a result of holding the Securities, in any of the transactions described in this Section 4.04 without having to convert their Securities as if they held a number of shares of Class A Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a)        If the Company exclusively issues shares of Class A Common Stock as a dividend or distribution on shares of Class A Common Stock, or if the Company effects a share split or share combination on shares of Class A Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS1	=	the number of shares of Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the

Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)        If the Company issues to all or substantially all holders of Class A Common Stock any rights, options or warrants entitling them, for a period of not more than 45 days after the announcement date of such issuance, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Class A Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that shares of the Class A Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 4.04(b) and for the purpose of Section 4.01(d)(i), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Class A Common Stock at less than such average of the Last Reported Sale Prices of the Class A Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)        If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other of its assets or property or rights, options or warrants to acquire shares of its Capital Stock or other securities, to all or substantially all holders of the Class A Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment, if any, is provided for pursuant to Section 4.04(a) or Section 4.04(b), (ii) dividends or distributions paid exclusively in cash and (iii) Spin-Offs, as to which the provisions set forth below in this Section 4.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire shares of Capital Stock or other securities of the Company distributed with respect to each outstanding share of Class A Common Stock, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the Distributed Property on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 4.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, in respect of each $1,000 principal amount of such Holder’s Securities, at the same time and upon the same terms as holders of Class A Common Stock, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Conversion Rate in effect on the Record Date for the distribution.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Class A Common Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0	=

the average of the Last Reported Sale Prices of the shares or similar equity interest distributed to holders of the Class A Common Stock applicable to one share of the Class A Common Stock over the 10 consecutive Trading Day period beginning on, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Class A Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph shall be determined on the last Trading Day of the Valuation Period, but shall be given effect at the open of business on the Ex-Dividend Date for such Spin-Off. Notwithstanding the foregoing, in respect of any conversion of Securities during the Valuation Period, references in the portion of this Section 4.04(c) related to Spin-Offs with respect to 10 consecutive Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date of such Spin-Off to, but excluding, the Conversion Date in determining the Conversion Rate.  If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Observation Period in respect of a conversion of Securities, references in the portion of this Section 4.04(c) related to Spin-Offs to 10 consecutive Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the last Trading Day of such Observation Period. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Board of Directors determines not to consummate such Spin-Off.

For purposes of Section 4.04(a), Section 4.04(b) and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) is applicable also includes one or both of:

(A)          a dividend or distribution of shares of Class A Common Stock to which Section 4.04(a) is applicable (the “Clause A Distribution”); or

(B)          a dividend or distribution of rights, options or warrants to which Section 4.04(b) is applicable (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect to such Clause C Distribution shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Class A Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date” within the meaning of Section 4.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 4.04(b).

(d)        If any cash dividend or distribution is made to all or substantially all holders of the Class A Common Stock, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Class A Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to all or substantially all holders of Class A Common Stock.

Any increase pursuant to this Section 4.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors determines not to make or pay such dividend or distribution, to be the

Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities, at the same time and upon the same terms as holders of shares of the Class A Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Conversion Rate on the Record Date for such cash dividend or distribution.

(e)        If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Class A Common Stock, and the cash and value of any other consideration included in the payment per share of the Class A Common Stock exceeds the Last Reported Sale Price of the Class A Common Stock on the Trading Day next succeeding the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Trading Day next succeeding the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Trading Day next succeeding the Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Class A Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Class A Common Stock outstanding immediately prior to the open of business on the date such tender or exchange offer is consummated (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of Class A Common Stock outstanding immediately after the open of business on the date such tender or exchange offer is consummated (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The adjustment to the Conversion Rate under this Section 4.04(e) shall be determined at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date but will be given effect at the open of business on the

Trading Day next succeeding the Expiration Date. Notwithstanding the foregoing, in respect of any conversion of Securities within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references in the preceding paragraph with respect to 10 consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date and the Conversion Date in determining the Conversion Rate.  In addition, if the Trading Day next succeeding the Expiration Date is less than 10 Trading Days prior to, and including, the end of the Observation Period (if applicable) in respect of a conversion of Securities, references in the preceding paragraph to 10 consecutive Trading Days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date to, and including, the last Trading Day of such Observation Period. For the avoidance of doubt, no adjustment under this Section 4.04(e) will be made if such adjustment would result in a decrease in the Conversion Rate.

(f)        Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of Class A Common Stock or any securities convertible into or exchangeable for shares of Class A Common Stock or the right to purchase shares of Class A Common Stock or such convertible or exchangeable securities.  In addition, the Company shall not adjust the Conversion Rate for guarantees issued in respect of any of its outstanding securities.

(g)        In addition to those adjustments required by subsections (a), (b), (c), (d) and (e) of this Section 4.04, and to the extent permitted by applicable law and subject to the applicable rules of the Relevant Stock Exchange, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors has determined that such increase would be in the Company’s best interest.  In addition, the Company may (but is not required to) increase the Conversion Rate, as the Board of Directors considers advisable, to avoid or diminish any income tax to holders of Class A Common Stock or rights to purchase Class A Common Stock in connection with any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for tax purposes.  Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall mail to the Holder of each Security at its last address appearing on the register of the Registrar a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(h)        Except as stated in this Section 4.04, the Conversion Rate shall not be adjusted:

(i)            upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Common Stock under any plan;

(ii)           upon the issuance of any shares of Class A Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)          upon the issuance of any shares of Class A Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection (h);

(iv)          solely for a change in the par value (or lack of par value) of the Class A Common Stock; or

(v)           for accrued and unpaid interest, if any.

(i)         All calculations and other determinations in respect of the Conversion Rate shall be made by the Company to the nearest 1/10,000th of a share.  Notwithstanding this Section 4.04 or any other provision of this Indenture, no adjustment of the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Rate.  If any adjustment is not made because it would have required an increase or decrease of less than 1.0% of the Conversion Rate, such adjustment will be carried forward and made upon the first to occur of (i) any subsequent adjustment when the cumulative net effect of all adjustments not yet made will result in a change of at least 1.0% of the Conversion Rate, (ii) June 15 of each year, and (iii) any conversion of the Securities and, if applicable, on each Trading Day during the related Observation Period.

(j)         Whenever the Conversion Rate is adjusted pursuant to this Section 4.04, the Company shall compute the adjusted Conversion Rate in accordance with this Section 4.04 and shall prepare an Officers’ Certificate setting forth (i) the adjusted Conversion Rate, (ii) the subsection of this Section 4.04 pursuant to which such adjustment has been made, showing in reasonable detail the facts upon which such adjustment is based, (iii) the calculation of such adjustment and (iv) the date as of which such adjustment is effective, and such Officers’ Certificate shall promptly be delivered to the Trustee and the Conversion Agent (if other than the Trustee) (which certificates shall be conclusive evidence of the accuracy of such adjustment absent manifest error).  As soon as practicable after each such adjustment, the Company shall deliver to the Holders a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate. Unless and until a Responsible Officer of the Trustee shall receive an Officers’ Certificate with respect to an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.  Neither the Trustee nor the Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours.  Simultaneously with an adjustment of the Conversion Rate, the Company shall disseminate a press release detailing the new Conversion Rate and other relevant information.

(k)        For purposes of this Section 4.04, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock.

Section 4.05.  Adjustments of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or the Daily Conversion Values  over a span of multiple days (including an Observation Period and, if applicable, the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or Expiration Date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Price, the Daily VWAPs or the Daily Conversion Values are to be calculated.

Section 4.06.  Recapitalizations, Reclassifications and Changes of the Class A Common Stock.  (a)  In the case of:

(i)            any recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination of the Class A Common Stock),

(ii)           any consolidation, merger, combination or similar transaction involving the Company,

(iii)          any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv)          any statutory share exchange,

in each case, as a result of which the Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Specified Transaction”), then the Company or the successor or acquiring corporation, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(h), providing that, at and after the effective time of such Specified Transaction, the Settlement Amount due upon conversion of the Securities shall continue to be paid solely in cash; provided, however, that the Settlement Amount shall be calculated based on the value of a “unit” consisting of the amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of one share of Class A Common Stock immediately prior to such Specified Transaction would have owned or been entitled to receive (the “Reference Property”) upon the occurrence of such Specified Transaction; provided, however, that at and after the effective time of the Specified Transaction (i) the value of any Common Equity included in a unit of Reference Property that is listed or quoted on a national securities exchange or market shall be calculated using a volume weighted price (determined in a manner reasonably consistent with the definition of Daily VWAP) of such Common Equity and (ii) the value of any other property (other than cash) included in a unit of Reference Property shall be determined in good faith by the Board of Directors.  If the Specified Transaction causes the Class A Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), then the Reference Property used to determine the amount of cash into which the Securities will be convertible shall be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of Class A

Common Stock that affirmatively make such an election or (ii) if no holders of Class A Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Class A Common Stock.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average as soon as practicable after the determination is made.

If the holders of Class A Common Stock receive only cash in such Specified Transaction, then for all conversions of Securities that occur after the effective date of such Specified Transaction (x) the consideration due upon conversion of each $1,000 principal amount of Securities shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased pursuant to Section 4.03), multiplied by the price paid per share of Class A Common Stock in such Specified Transaction and (y) the Company shall satisfy the Conversion Obligation by paying such cash amount to converting Holders on the third Business Day immediately following the Conversion Date.

Such supplemental indenture described in the second immediately preceding paragraph shall provide for (x) anti-dilution adjustments that shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4.04, with respect to any Reference Property consisting of Common Equity and (y) with respect to any other Reference Property, such adjustments (if any) that the Board of Directors or the board of directors of the successor determines in good faith are appropriate.  If, in the case of any Specified Transaction, the Reference Property includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a Person other than the successor or purchasing corporation, as the case may be, in such Specified Transaction, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent required by the Board of Directors and practicable the provisions providing for the repurchase rights set forth in Article 3.

(b)        In the event the Company shall execute a supplemental indenture pursuant to subsection (a) of this Section 4.06, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise the Reference Property after any such Specified Transaction, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at its address appearing on the register of the Registrar provided for in this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)        The Company shall not become a party to any Specified Transaction unless its terms are consistent with this Section 4.06.  None of the foregoing provisions shall affect the right of a Holder to convert its Securities into cash as set forth in Section 4.01 and Section 4.02 prior to the effective date of such Specified Transaction.

(d)        The above provisions of this Section 4.06 shall similarly apply to successive Specified Transactions.

Section 4.07.  Cancellation of Converted Securities.  All Certificated Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in this Indenture. Upon conversions of beneficial interests in any Global Security, the Trustee or the Securities Custodian, at the direction of the Trustee, shall reduce the aggregate principal amount of outstanding Securities represented by such Global Security to reflect the conversion.

Section 4.08.  Stockholders Rights.  Rights, options or warrants distributed by the Company pursuant to a stockholder rights plan to all or substantially all holders of Class A Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of the Class A Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Class A Common Stock, shall be deemed not to have been distributed for purposes of Section 4.04(c) (and no adjustment to the Conversion Rate under Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 4.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 4.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Class A Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued. A distribution of rights pursuant to such a stockholder rights plan shall not trigger a Conversion Rate adjustment pursuant to Section 4.04(c) if Holders participate in such distribution on an as-converted basis in accordance with the first paragraph of Section 4.04. Notwithstanding anything in this Indenture, no Person (including a participant in a group within the meaning of Section 13(d)(3) of the Exchange Act) whose actions or ownership caused the separation of the rights from the Class A Common Stock shall be entitled to an adjustment in Conversion Rate with respect to such stockholder rights plan.

Section 4.09.  Trustee’s Disclaimer.  The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, the Officers’ Certificate that the Company is obligated to deliver to the Trustee pursuant to Section 4.04(j). The Trustee makes no representation as to the amount of any cash paid upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for determination of the Daily Conversion Values.  In addition, in no event shall the Trustee or Conversion Agent be responsible for making any calculations under this Indenture or for determining amounts to be paid or for monitoring any Stock Price.  For the avoidance of doubt, the Trustee and Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to the Daily VWAP, Trading Price, Daily Conversion Value and Last Reported Sale Price.  Nor shall the Trustee or Conversion Agent be charged with knowledge of or have any duties to monitor any Measurement Period or Observation Period.

The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 6.01, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 6.01.

Section 4.10.  Exchange in Lieu of Conversion.  Notwithstanding anything herein to the contrary, when a Holder surrenders Securities for conversion, the Company may, at its election, direct the Conversion Agent in writing to surrender, on or prior to the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period, such Securities to a financial institution designated by the Company for exchange in lieu of conversion.  In order to accept any Securities surrendered for conversion, the designated financial institution must agree to pay to the Conversion Agent for payment to such Holder, in exchange for such Securities, all of the cash due upon conversion, as provided under Section 4.01.  By the close of business on the Scheduled Trading Day immediately preceding the first Trading Day of the applicable Observation Period, the Company shall notify the Holder surrendering Securities for conversion that it has directed the designated financial institution to make an exchange in lieu of conversion.

If the designated financial institution accepts any such Securities, it shall pay the cash due upon conversion to the Conversion Agent, and the Conversion Agent shall pay such cash to such Holder on the third Business Day immediately following the last Trading Day of the applicable Observation Period.  Any Securities exchanged by the designated financial institution will remain outstanding.  If the designated financial institution agrees to accept any Securities for exchange but does not timely pay the related cash, or if such designated financial institution does not accept the Securities for exchange, the Company shall convert the Securities and pay the cash due on the third Business Day immediately following the last Trading Day of the applicable Observation Period, in accordance with this Article 4.

The Company’s designation of a financial institution to which the Securities may be submitted for exchange does not require the financial institution to accept any Securities (unless the financial institution has separately made an agreement with the Company).  The Company may, but is not obligated to, enter into a separate agreement with any designated financial institution that would compensate it for any such transactions.

ARTICLE 5
COVENANTS

Section 5.01.  Payment on the Securities.  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. Principal (including the Fundamental Change Repurchase Price, if applicable) of and interest on the Securities shall be considered paid on the date it is due, if the Paying Agent (if other than the Company or an Affiliate thereof) holds as of 11:00 a.m., New York City time, on the due date money, deposited by the Company or an Affiliate thereof in immediately available funds, designated for and sufficient to pay all principal (including the Fundamental Change Repurchase Price) and interest then due on the Securities.

Section 5.02.  SEC Reports and Rule 144A Information Requirement.  (a)  The Company shall file with the Trustee within 15 days after the same are required to be filed with the SEC, copies of any documents or reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Any such document or report that the Company files with the SEC via the EDGAR system shall be deemed to be filed with the Trustee for purposes of this Section 5.02 at the time such documents are filed via EDGAR.

(b)        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(c)        At any time the Company is not subject to the reporting requirements of the Exchange Act, the Company shall, so long as any of the Securities shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request of any Holder, beneficial owner or prospective purchaser of such Securities, promptly furnish such Holder, beneficial owner or prospective purchaser with the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A, as such rule may be amended from time to time.  The Company shall take such further action as any Holder or beneficial owner of such Securities may reasonably request to the extent from time to time required to enable such Holder or beneficial owner to sell such Securities in accordance with Rule 144A.

(d)        If, at any time during the period beginning six months from the last date of original issuance of the Securities, including pursuant to Section 2.15 (the “Original Issuance Date”), the Company fails to timely file any report that it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (other than reports on Form 8-K), or the Securities are not otherwise freely tradeable by Holders other than the Company’s Affiliates as a result of restrictions under U.S. securities laws, the Company shall pay Additional Interest on the Securities.  Such Additional Interest shall accrue on the Securities at the rate of 0.50% per annum of the principal amount of the Securities outstanding for each day from and including the later of the date of the date six months after the Original Issuance Date and the first date on which such failure to file exists or the Securities are not otherwise so freely tradeable, as the case may be, until the earlier of (i) the one-year anniversary of the Original Issuance Date (the “Scheduled Free Trade Date”) and (ii) the date on which such failure to file has been cured (if applicable) and the Securities are freely tradeable.  As used in this Section 5.02(d), documents or reports that the Company is required to “file” with the SEC pursuant to Section 13 or 15(d) of the Exchange Act do not include documents or reports that the Company furnishes to the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

(e)        If, and for so long as, the restrictive legend on the Securities specified in Section 2.07(c) has not been removed, the Securities are assigned a restricted CUSIP or the Securities are not otherwise freely tradeable by Holders other than the Company’s Affiliates (without restrictions pursuant to U.S. securities laws), in each case on or after the tenth Business Day following the Scheduled Free Trade Date, the Company shall pay Additional Interest on the Securities at a rate equal to 0.50% per annum of the principal amount of Securities outstanding.

(f)        Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities.

(g)        The Additional Interest that is payable in accordance with Section 5.02(d) or Section 5.02(e), when taken together with any Additional Interest payable as a result of the Company’s election pursuant to Section 7.04, shall not in the aggregate exceed 0.50% per annum.

(h)        If Additional Interest is payable by the Company pursuant to Section 5.02(d) or Section 5.02(e), the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.03.  Compliance Certificates.  (a)  The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year during which any Securities were outstanding, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers thereof know of any Default or Event of Default that occurred during such fiscal year. Such Officers’ Certificate shall contain a certification from the principal executive officer, principal financial officer or principal accounting officer of the Company that a review has been conducted of the activities of the Company and the Company’s performance under this Indenture and that the Company has complied with all conditions and covenants under this Indenture. For purposes of this Section 5.03, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture. If any Officer of the Company signing such Officers’ Certificate has knowledge of such a Default or Event of Default, the Officers’ Certificate shall describe any such Default or Event of Default and its status and what actions the Company is taking or proposes to take with respect thereto.

(b)        The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, an Officers’ Certificate specifying any Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

Section 5.04.  Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 5.05.  Maintenance of Corporate Existence.  Subject to Article 6, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 5.06.  Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.07.  Future Guarantees.  The Company shall, in the event the Company issues any Public Debt Securities that are guaranteed by any of the Company’s Subsidiaries, within 30 days of the issuance of such guarantee, cause such guaranteeing Subsidiary or Subsidiaries to guarantee the Company’s obligations under the Indenture and the Securities on a pari passu basis with the Public Debt Securities by executing and delivering to the Trustee (a) a supplement to this Indenture in the form of Exhibit B hereto providing for such guarantee and (b) an Opinion of Counsel that, in addition to the matters required by Section 13.02, such supplemental indenture has been duly authorized, executed and delivered by each applicable Subsidiary Guarantor and constitutes a legal, valid and binding obligation of each such Subsidiary Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and general principles of equity.  The Subsidiary Guarantee of any Subsidiary Guarantor shall automatically be released if and when such Subsidiary Guarantor ceases to guarantee the relevant Public Debt Securities.

ARTICLE 6
CONSOLIDATION, MERGER, SALE, CONVEYANCE, ASSIGNMENT, TRANSFER, LEASE OR OTHER DISPOSITION

Section 6.01.  Company May Consolidate, Etc., Only on Certain Terms.  The Company shall not consolidate with or merge with or into any other Person or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its properties or assets in one transaction or a series of related transactions to another Person, unless:

(a)        the resulting, surviving or transferee Person shall be a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; and

(b)        the corporation formed by or surviving any such consolidation or merger (if other than the Company) or the corporation to which the sale, conveyance, assignment, transfer, lease or other disposition shall have been made assumes all obligations of the Company under the Securities and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(c)        immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

(d)        the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel reasonably satisfactory to the Trustee.

Section 6.02.  Successor Substituted.  In the case of any such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition, such successor corporation shall succeed to and be substituted for the Company and may exercise every right and power of the Company under the Securities and this Indenture, and thereupon the Company shall be relieved of all obligations and covenants under the Securities and this Indenture (except in the case of any such lease).

ARTICLE 7
DEFAULT AND REMEDIES

Section 7.01.  Events of Default.  Each of the following is an “Event of Default” with respect to the Securities:

(a)        default in payment of interest on any Security when due and payable and the default continues for a period of 30 days;

(b)        default in the payment of principal of any Security when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)        failure by the Company for a period of five Business Days to comply with its obligation to pay the cash due upon conversion of the Securities in accordance with this Indenture upon exercise of a Holder’s conversion right;

(d)        failure by the Company to provide timely notice pursuant to Section 3.02(b), Section 4.01(d), Section 4.01(e) or Section 4.03(b), in each case when due for a period of five Business Days after the relevant due date;

(e)        failure by the Company to comply with its obligations set forth in Article 6;

(f)        failure by the Company to perform any other agreement required of it in this Indenture or the Securities and such failure continues for 60 days after written notice is given in accordance with the immediately succeeding paragraph;

(g)        any Subsidiary Guarantee by any of the Company’s Significant Subsidiaries shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any such Subsidiary Guarantor, or any Person acting on behalf of any such Subsidiary Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, except in each case as permitted under this Indenture;

(h)        default by the Company or any of its Subsidiaries with respect to any mortgage, agreement or other instrument under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed in excess of $25,000,000 (or the foreign currency equivalent thereof) in the aggregate of the Company or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and in either case, such acceleration is not rescinded, or the failure to pay not cured or indebtedness is not repaid or discharged, within 30 days;

(i)         the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(i)            commences a voluntary case or proceeding;

(ii)           consents to the entry of an order for relief against it in an involuntary case or proceeding;

(iii)          consents to the appointment of a Custodian of it or for all or substantially all of its property; or

(iv)          makes a general assignment for the benefit of its creditors; or a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)            is for relief against the Company or any Significant Subsidiary in an involuntary case or proceeding;

(ii)           appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(iii)          orders the liquidation of the Company or any Significant Subsidiary; and in each case the order or decree remains unstayed and in effect for 60 consecutive days; or

(j)         a final judgment for the payment of $25,0000,000 (or the foreign currency equivalent thereof) or more (excluding any amounts covered by insurance) is rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

A default under Section 7.01(f) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding notify the Company and the Trustee, in writing of the default, and the Company does not cure the default within 60 days after receipt of such notice. The notice given pursuant to this Section 7.01 must specify the default, demand that it be remedied and state that the notice is a “Notice of Default.” When any default under this Section 7.01 is cured, it ceases.

The Trustee shall not be charged with knowledge of any Event of Default unless written notice thereof shall have been actually received by a Responsible Officer at the Corporate Trust Office of the Trustee from the Company, the Paying Agent, any Holder or any agent of any Holder.

Section 7.02.  Acceleration.  If an Event of Default (other than an Event of Default specified in Section 7.01(i) with respect to the Company) occurs and is continuing, the Trustee may, by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may, by notice to the Company and the Trustee, declare all unpaid principal and accrued and unpaid interest, if any, to the date of acceleration on the Securities then outstanding (if not then due and payable) to be due and payable upon any such declaration, and the same shall become and be immediately due and payable. If an Event of Default specified in Section 7.01(i) with respect to the Company occurs, all unpaid principal and accrued and unpaid interest, if any, of the Securities then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. After any acceleration, but before a judgment or decree for the payment of moneys due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the outstanding Securities may rescind and annul such acceleration with respect to the Securities and its consequences by written notice to the Company and the Trustee if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay all matured installments of interest upon the Securities and the principal of any and all Securities that shall have become due otherwise than by acceleration, and; (b) any and all Events of Default under this Indenture with respect to the Securities, other than the nonpayment of the principal of and interest on the Securities that shall not have become due by their terms, shall have been remedied or waived pursuant to Section 7.05. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

Section 7.03.  Other Remedies.  If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy by proceeding at law or in equity to collect the payment of the principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 7.04.  Additional Interest.  (a)  Notwithstanding anything in this Indenture or in the Securities to the contrary, to the extent the Company elects, the sole remedy for an Event of Default during the first 180 days after the occurrence of an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 5.02(a) shall after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the Securities at a rate equal to 0.50% per annum of the principal amount of the Securities outstanding for each day during which such Event of Default is continuing during the 180-day period beginning on, and including, the date on which such an Event of Default first occurs and ending on the earlier of (i) the date on which such Event of Default is cured or validly waived and (ii) the 180th day immediately following, and including, the date on which such Event of Default first occurred.  The Additional Interest that is payable in accordance with Section 5.02(d) or Section 5.02(e), when taken together with any Additional Interest payable as a result of the Company’s election pursuant to this Section 7.04, shall not in the aggregate exceed 0.50% per annum.

(b)        If the Company so elects, such Additional Interest shall be payable in the same manner and on the same dates as the stated interest payable on the Securities.  On the 181st day after such Event of Default (if such Event of Default is not cured or waived prior to such 181st day), the Securities will be subject to acceleration as provided in Section 7.02.  This Section 7.04 shall not affect the rights of Holders in the event of the occurrence of any other Event of Default.  If the Company does not elect to pay Additional Interest following an Event of Default in accordance with this Section 7.04, or if it so elects but fails to pay the Additional Interest when due, the Securities shall be immediately subject to acceleration as provided in Section 7.02.  To elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default relating to the failure to comply with the reporting obligations in accordance with subsection (a) of this Section 7.04 and this subsection (b), the Company must notify all Holders, the Trustee and the Paying Agent (if other than the Trustee) of such election no later than five Business Days after the beginning of such 180-day period.  Upon the Company’s failure to timely give such notice or if the Company gives such notice but does not pay the Additional Interest when due, the Securities shall be immediately subject to acceleration as provided in Section 7.02.

Section 7.05.  Waiver of Defaults and Events of Default.  Subject to Section 7.08 and Section 10.02, the Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may waive an existing default or Event of Default and its consequences, except with respect to (a) nonpayment of the principal of and accrued and unpaid interest, if any, on any Security, (b) a failure by the Company to pay the cash due upon conversion in accordance with the provisions of the Securities and this Indenture, (c) any default or Event of Default in respect of any provision of this Indenture or the Securities that, under Section 10.02, cannot be modified or amended without the consent of each affected Holder or (d) a failure by the Company to make any repurchase of Securities when required by this Indenture.  When a default or Event of Default is waived, it is cured and ceases.

Section 7.06.  Control by Majority.  Subject to the Trustee’s right to request a reasonable indemnity from the relevant Holders as described in Section 7.07 and Section 8.01(d), the Holders of a majority in aggregate principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to the Securities. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

Section 7.07.  Limitations on Suits.  Subject to Section 8.01, if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the trustee reasonable indemnity against all losses and expenses. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment of the cash due upon conversion, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

(a)        such Holder has previously given the Trustee notice that an Event of Default with respect to the Securities is continuing;

(b)        Holders of at least 25% in aggregate principal amount of the outstanding Securities have made a written request to the Trustee to pursue the remedy;

(c)        such Holders have offered the Trustee indemnity reasonably satisfactory to it against all loss and expenses;

(d)        the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of such indemnity; and

(e)        the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

Section 7.08.  Rights of Holders to Receive Payment and to Convert.  Each Holder shall have the right to receive payment of (a) the principal (including the Fundamental Change Repurchase Price) of, (b) accrued and unpaid interest, if any, on, and (c) the cash due upon conversion of, its Securities, on or after the respective due dates expressed or provided for in this Indenture, or to institute suit for the enforcement of any such payment, and such right to receive such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder.

Section 7.09.  Collection Suit By Trustee.  If an Event of Default in the payment of principal or interest specified in Section 7.01(a) or Section 7.01(b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Securities for the whole amount of principal and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 7.10.  Trustee May File Proofs of Claim.  The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor on the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any money or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 8.06, and to the extent that such payment of the reasonable compensation, expenses, disbursements and advances in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to, or, on behalf of any Holder, to authorize, accept or adopt any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11.  Application of Monies Collected by Trustee.  Any monies collected by the Trustee pursuant to this Article 7 with respect to the Securities shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the Securities, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 8.06;

Second, in case the principal of the outstanding Securities shall not have become due and be unpaid, to the payment of interest on, and the cash due upon any conversion of, the Securities in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Securities at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Securities shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Fundamental Change Repurchase Price and the cash due upon any conversion) then owing and unpaid upon the Securities for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Securities at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Securities, then to the payment of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon any conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Security over any other Security, ratably to the aggregate of such principal (including, if applicable, the Fundamental Change Repurchase Price and the cash due upon any conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company.

Section 7.12.  Undertaking For Costs.  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 7.12 does not apply to a suit made by the Trustee, a suit by a Holder pursuant to Section 7.07, or a suit by Holders of more than 10% in aggregate principal amount of the Securities then outstanding.

ARTICLE 8
TRUSTEE

Section 8.01.  Duties of Trustee.  (a)  If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)        Except during the continuance of an Event of Default:

(i)            the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine any certificates and opinions which by any provision hereof are specifically required to be delivered to the Trustee to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)        The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of subsection (b) of this Section 8.01;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)          the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.06.

(d)        No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability unless the Company or Holders shall have offered to the Trustee security and indemnity reasonably satisfactory to it against such cost or liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

(e)        Every provision of this Indenture that in any way relates to the Trustee is subject to subsections (a), (b), (c) and (d) of this Section 8.01.

(f)        The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 8.02.  Rights of Trustee.  Subject to Section 8.01:

(a)        The Trustee may rely conclusively on any resolution, certificate, opinion or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)        Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel, which shall conform to Section 13.02(b). The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c)        The Trustee may act through its agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)        The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)        The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any such action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)        The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)        The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)        The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Securities and this Indenture.

(i)         The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j)         The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any Person authorized to sign an Officers’ Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(k)        In no event shall the Trustee be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(l)         The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of any representation, warranty or covenant made in this Indenture.

(m)      Delivery of reports, information and documents to the Trustee under Section 5.02 or 5.03 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which Trustee is entitled to rely conclusively on an Officers’ Certificate). The Trustee is under no duty to examine such reports, information or other documents to ensure compliance with the provision of this Indenture or to ascertain the correctness or otherwise of the information or the statements contained therein.

(n)        In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 8.03.  Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee is also subject to Section 8.09.

Section 8.04.  Trustee’s Disclaimer.  The Trustee shall not be responsible for and makes no representation as to the validity, priority or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by the Paying Agent (if other than the Trustee) and it shall not be responsible for any statement or recital herein or any statement in the Securities or any other document in connection with the sale of the Securities or pursuant to this Indenture other than its certificate of authentication.

Section 8.05.  Notice of Default or Events of Default.  If a Default or an Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail (or transmit in accordance with the notice procedures of the Depositary) to each Holder notice of the Default or Event of Default within 90 days after it occurs. However, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding notice is in the interests of Holders, except in the case of a Default or an Event of Default in (a) payment of the principal of or interest on any Security (including a Default in the payment of the Fundamental Change Repurchase Price) or (b) payment of the cash due upon conversion.

Section 8.06.  Compensation and Indemnity.  The Company shall pay to the Trustee from time to time such compensation (as agreed to from time to time by the Company and the Trustee in writing) for its services (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, expenses and advances incurred or made by it in addition to the compensation for its services. Such expenses may include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Company shall indemnify each of the Trustee and any predecessor Trustee and their officers, directors, employees and agents (each an “Indemnified Party”) against any and all losses, liabilities, damages, claims or expenses (including taxes, other than taxes based upon, measured by or determined by the income of the Trustee) incurred by an Indemnified Party arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 8.06) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee, upon receiving written notice thereof, shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

The Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by it resulting from its negligence or willful misconduct.

To secure the Company’s payment obligations in this Section 8.06, the Trustee shall have a senior claim to which the Securities are hereby made subordinate on all money or property held or collected by the Trustee, except such money or property held in trust to pay the principal of, interest on, and amounts due upon conversion of, the Securities.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(i) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law. The obligations of the Company under this Section 8.06 shall survive the termination or satisfaction and discharge of this Indenture or the resignation or removal of the Trustee for any reason.

The obligations of the Company under this Section 8.06 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.

Section 8.07.  Replacement of Trustee.  The Trustee may resign by so notifying the Company in writing. The Holders of a majority in aggregate principal amount of the Securities then outstanding may remove the Trustee by so notifying the Trustee and the Company in writing and may, with the Company’s written consent, appoint a successor Trustee. The Company may remove the Trustee if:

(a)        the Trustee fails to comply with Section 8.09;

(b)        the Trustee is adjudged a bankrupt or an insolvent or relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)        a receiver or other public officer takes charge of the Trustee or its property; or

(d)        the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. The resignation or removal of a Trustee shall not be effective until a successor Trustee shall have delivered the written acceptance of its appointment as described below.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of 10% in principal amount of the Securities then outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Company.

If the Trustee fails to comply with Section 8.09, any Holder who has been a Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee (provided that all sums owing to the Trustee hereunder have been paid) and be released from its obligations (exclusive of any liabilities that the retiring Trustee may have incurred while acting as Trustee) hereunder, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

A retiring Trustee shall not be liable for the acts or omissions of any successor Trustee after its succession.

Notwithstanding replacement of the Trustee pursuant to this Section 8.07, the Company’s obligations under Section 8.06 shall continue for the benefit of the retiring Trustee.

Section 8.08.  Successor Trustee by Merger, Etc.  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets (including the administration of this Indenture) to, another corporation, by sale or otherwise, the resulting, surviving or transferee corporation, without any further act, shall be the successor Trustee, provided such transferee corporation shall qualify and be eligible under Section 8.09. Such successor Trustee shall promptly mail notice of its succession to the Company and each Holder.

Section 8.09.  Eligibility; Disqualification.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the TIA to act as such and shall have a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to satisfy any such requirements, it shall resign immediately in the manner and with the effect specified in this Article 8.

ARTICLE 9
SATISFACTION AND DISCHARGE OF INDENTURE

Section 9.01.  Satisfaction And Discharge Of Indenture.  This Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Securities theretofore authenticated and delivered (other than Securities that have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.08) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee after the Securities have become due and payable, whether at the Maturity Date, any Fundamental Change Repurchase Date, upon conversion or otherwise, cash sufficient to pay all of the outstanding Securities and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive and, if money shall have been deposited with the Trustee pursuant to paragraph (a)(ii) of this Section 9.01, the provisions of Section 9.02 and Section 9.04 shall survive until the Securities have been paid in full.

Section 9.02.  Application of Trust Money.  Subject to the provisions of Section 9.03, the Trustee or the Paying Agent shall hold in trust, for the benefit of the Holders, all money deposited with it pursuant to Section 9.01 and shall apply the deposited money in accordance with this Indenture and the Securities to the payment of the principal of, and interest on, and the amount of cash due upon conversion of, the Securities; provided that such money need not be segregated from other funds except to the extent required by law.

Section 9.03.  Repayment to Company.  The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money (i) deposited with them pursuant to Section 9.01 and (ii) held by them at any time.

The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, interest or amounts due upon conversion that remains unclaimed for two years after a right to such money has matured; provided, however, that the Trustee or the Paying Agent, before being required to make any such payment, may at the expense of the Company cause to be mailed to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person. In the absence of a written request from the Company to return unclaimed funds to the Company, the Trustee shall from time to time deliver all unclaimed funds to or as directed by applicable escheat authorities, as determined by the Trustee in its sole discretion, in accordance with the customary practices and procedures of the Trustee. Any unclaimed funds held by the Trustee pursuant to this Section 9.03 shall be held uninvested and without any liability for interest.

Section 9.04.  Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with Section 9.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with Section 9.02; provided, however, that if the Company has made any payment of the principal of, interest on, or amounts due upon conversion of, any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive any such payment from the money held by the Trustee or the Paying Agent.

ARTICLE 10
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01.  Without Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to, or the consent of, any Holder:

(a)        to cure any ambiguity, omission, defect or inconsistency in a manner that does not materially adversely affect Holders;

(b)        to provide for the assumption by a successor corporation of the Company’s obligations under this Indenture and the Securities pursuant to Article 6;

(c)        to add guarantees with respect to the Securities, including Subsidiary Guarantees;

(d)        to secure the Company’s obligations with respect to the Securities;

(e)        to add to the covenants of the Company or Events of Default for the benefit of the Holders or to surrender any right or power conferred upon the Company;

(f)        to make any change that does not adversely affect the rights of any Holder;

(g)        to conform the provisions of this Indenture or the Securities to the “Description of the Notes” section in the Offering Memorandum; and

(h)        in connection with any Specified Transaction, to provide that the Securities are convertible into cash based on the value of the Reference Property, subject to the provisions of Section 4.02, and make such related changes to the terms of the Securities to the extent expressly required by Section 4.06.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 10.05 and Section 13.02, the Trustee shall join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 10.02.  With Consent of Holders.  The Company and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Securities). The Holders of at least a majority in aggregate principal amount of the Securities then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Securities) may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Holder. However, notwithstanding the foregoing but subject to Section 10.03, without the written consent of each Holder of an outstanding Security affected, an amendment, supplement or waiver, including a waiver pursuant to Section 7.05, may not:

(a)        reduce the consideration due upon conversion of the Securities;

(b)        reduce the rate of or extend the stated time for payment of interest on any Security;

(c)        reduce the principal of or change the stated maturity of any Security;

(d)        make any change that adversely affects the conversion rights of any Securities;

(e)        reduce the Fundamental Change Repurchase Price of any Security, or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payment, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(f)        change the currency of payment of principal of, or interest on, any Security;

(g)        change the ranking of the Securities;

(h)        impair the right of any Holder to receive payment of principal and interest on such Holder’s Securities on or after the due dates therefor, or to institute suit for the enforcement of any payment on or with respect to such Holder’s Securities;

(i)         modify Section 5.07 or any Subsidiary Guarantee in a manner adverse to the Holders, except in accordance with this Indenture; or

(j)         modify provisions of this Section 10.02 or Section 7.05 in any manner.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.05 and Section 13.02, the Trustee shall join with the Company in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03.  Revocation and Effect of Consents.  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (a) through (j) of Section 10.02. In that case the amendment, supplement or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

Section 10.04.  Notation on or Exchange of Securities.  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities that reflect the amendment, supplement or waiver.  Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05.  Trustee to Sign Amendments, Etc.  The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment or supplemental indenture does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, in its sole discretion, but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be provided with and, subject to Section 8.01, shall be fully protected in relying upon in addition to the documents required by Section 13.02, an Officers’ Certificate and an Opinion of Counsel stating that such amendment or supplemental indenture is authorized or permitted by this Indenture. The Company may not sign an amendment or supplement indenture until the Board of Directors approves it.

Section 10.06.  Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article 10, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE 11
CONCERNING THE HOLDERS

Section 11.01.  Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Securities may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 12, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 11.02.  Proof of Execution by Holders.  Subject to the provisions of Section 8.01, Section 8.02 and Section 12.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Securities shall be proved by the register of the Registrar or by a certificate of the Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 12.06.

Section 11.03.  Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, the Paying Agent, the Conversion Agent and the Registrar shall deem the Person in whose name a Security shall be registered upon the register of the Registrar to be, and shall treat it as, the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or the Registrar) for the purpose of receiving payment of or on account of the principal of and accrued and unpaid interest on such Security, for conversion of such Security and for all other purposes under this Indenture; and neither the Company nor the Trustee nor the Paying Agent nor the Conversion Agent nor the Registrar shall be affected by any notice to the contrary.  All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Security.  Notwithstanding anything to the contrary in this Indenture or the Securities following an Event of Default, any Holder of a beneficial interest in a Global Security may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such Holder’s right to exchange such beneficial interest for a Security in certificated form in accordance with the provisions of this Indenture.

Section 11.04.  Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 11.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Securities specified in this Indenture in connection with such action, any Holder of a Security that is shown by the evidence to be included in the Securities the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 11.02, revoke such action so far as concerns such Security.  Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 12
HOLDERS’ MEETINGS

Section 12.01.  Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 12 for any of the following purposes:

(a)        to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 7;

(b)        to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 8;

(c)        to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)        to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Securities under any other provision of this Indenture or under applicable law.

Section 12.02.  Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 12.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 11.01, shall be sent to Holders of such Securities at their addresses as they shall appear on the register of the Registrar.  Such notice shall also be sent to the Company.  Such notices shall be sent not less than twenty nor more than ninety days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Securities then outstanding are present in person or by proxy or if notice is waived in writing before or after the meeting by the Holders of all Securities then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 12.03.  Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10% of the aggregate principal amount of the Securities then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have sent the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 12.01, by sending notice thereof as provided in Section 12.02.

Section 12.04.  Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Securities on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Securities on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.05.  Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Securities and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 12.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Securities represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 2.10, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Securities held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 12.02 or Section 12.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Securities represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 12.06.  Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Securities held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was sent as provided in Section 12.02.  The record shall show the aggregate principal amount of the Securities voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 12.07.  No Delay of Rights by Meeting.  Nothing contained in this Article 12 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Securities.

ARTICLE 13
MISCELLANEOUS

Section 13.01.  Notices.  Any notice or communication to the Company or the Trustee under this Indenture shall be given in writing and delivered in Person or by first-class mail (registered or certified, return receipt requested), facsimile transmission (confirmed by delivery in Person or by first-class mail (registered or certified, return receipt requested)) or guaranteed overnight courier, as follows:

If to the Company, to:

EZCORP, Inc.

1901 Capital Parkway

Austin, Texas 75746

Attn: General Counsel

Telephone: (512) 314-3400

Fax No.: (512) 314-3404

If to the Trustee, to:

Wells Fargo Bank, National Association

Attn: Corporate Trust

750 N. Saint Paul Place, Suite 1750

Dallas, Texas 75201

Fax No.: (214) 756-7401

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, if mailed by first-class mail (registered or certified, return receipt requested); upon acknowledgment of receipt, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by guaranteed overnight courier.

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed by first-class mail or delivered by guaranteed overnight courier or by other electronic means to it at its address shown on the register kept by the Registrar.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

The Trustee agrees to accept and act upon instructions or directions from the Company pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods (including pdf files).  If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling.  The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction.  The Company upon providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.02.  Certificate and Opinion as to Conditions Precedent.

(a)        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee at the request of the Trustee:

(i)            an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent (including any covenants, compliance with which constitutes a condition precedent), if any, provided for in this Indenture relating to the proposed action have been complied with; and

(ii)           an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent (including any covenants, compliance with which constitutes a condition precedent) have been complied with.

(b)        Each Officers’ Certificate and Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that the Person making such certificate or opinion has read such covenant or condition;

(ii)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)          a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)          a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with;

provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

Section 13.03.  Business Days.  If an Interest Payment Date, Maturity Date, Fundamental Change Repurchase Date or other payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period. If a Regular Record Date is a Business Day, the record date shall not be affected.

Section 13.04.  Governing Law.  THIS INDENTURE, THE SECURITIES, ANY SUBSIDIARY GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE SECURITIES OR ANY SUBSIDIARY GUARANTEE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.05.  No Adverse Interpretation of Other Agreements.  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.06.  No Personal Liability of Directors, Officers, Employees or Stockholders.  No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Securities, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 13.07.  Successors.  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 13.08.  Multiple Counterparts.  The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

Section 13.09.  Separability.  In case any provisions in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 13.10.  Table of Contents, Headings, Etc.  The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.11.  Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that the Trustee shall use reasonable efforts consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.12.  Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 13.13.  Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Securities or this Indenture.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Class A Common Stock, the Daily VWAPs, the Daily Conversion Values, Settlement Amounts, weighted prices or weighted averages, accrued interest payable on the Securities and the Conversion Rate of the Securities.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of

Securities.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of Securities upon the request of that Holder at the sole cost and expense of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

EZCORP, INC.

By:	/s/ Mark Kuchenrither
	Name:	Mark Kuchenrither
	Title:	Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Patrick Giordano
	Name:	Patrick Giordano
	Title:	Vice President

EXHIBIT A

[FORM OF FACE OF SECURITY]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

THE SALE OF THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, PRIOR TO THE RESALE RESTRICTION TERMINATION DATE (AS DEFINED BELOW), THIS SECURITY MAY NOT BE OFFERED, RESOLD OR OTHERWISE TRANSFERRED EXCEPT:

(A)          TO EZCORP, INC. (THE “COMPANY”) OR ANY SUBSIDIARY THEREOF;

(B)          PURSUANT TO, AND IN ACCORDANCE WITH, A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT AT THE TIME OF SUCH TRANSFER;

(C)          TO A PERSON THAT YOU REASONABLY BELIEVE TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

(1)  This bracketed text should be included only if the Security is a Global Security.

(D)          UNDER ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING, IF AVAILABLE, THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT).

THE “RESALE RESTRICTION TERMINATION DATE” MEANS THE LATER OF:

(1)           THE DATE THAT IS ONE YEAR AFTER THE LAST DATE OF ORIGINAL ISSUANCE OF THE SECURITIES OR SUCH SHORTER PERIOD OF TIME PERMITTED BY RULE 144 OR ANY SUCCESSOR PROVISION THERETO; AND (2) SUCH OTHER DATE AS MAY BE REQUIRED BY APPLICABLE LAW.

WITH RESPECT TO ANY TRANSFER PURSUANT TO THE FOREGOING CLAUSE (D), PRIOR TO THE RESALE RESTRICTION TERMINATION DATE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE AND MAY RELY UPON TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

EZCORP, INC.

2.125% CASH CONVERTIBLE SENIOR NOTES DUE 2019

No. [ ]	[Initially](2) $

CUSIP No.: [              ]

EZCORP, Inc., a Delaware corporation (the “Company”, which term shall include any successor corporation under the Indenture referred to on the reverse hereof), promises to pay to [Cede & Co.](3) [            ], or registered assigns, the principal sum [of                    DOLLARS ($                  )] [or such lesser amount as set forth in the “Schedule of Exchanges of Securities” attached hereto](4) on June 15, 2019, and interest thereon as set forth below.

This Security shall bear interest at the rate of 2.125% per year from June 23, 2014, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until June 15, 2019.  Interest is payable semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2014, to Holders of record at the close of business on the preceding June 1 and December 1 (whether or not such day is a Business Day), respectively.  Additional Interest will be payable as set forth in Section 5.02(d), Section 5.02(e) and Section 7.04 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Security therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to any of Section 5.02(d), Section 5.02(e) or Section 7.04 and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.  Interest will be computed on the basis of a 360-day year of twelve 30-day months or, in the case of a partial month, the number of days elapsed over a 30-day month.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Securities, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(e) of the Indenture.

The Company shall pay the principal of and interest on this Security so long as such Security is a Global Security, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Security.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Securities (other than Securities that are Global Securities) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as Paying Agent, Registrar, Securities Custodian and Conversion Agent and each of the Corporate Trust Office of the

(2) This bracketed text should be included only if the Security is a Global Security.

(3) This bracketed text should be included only if the Security is a Global Security.

(4) This bracketed text should be included only if the Security is a Global Security.

Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, as the office or agency of the Company for each of the aforesaid purposes.

Reference is made to the further provisions of this Security set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Security the right to convert this Security solely into cash on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Security shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

EZCORP, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

Dated: [ ], 20[ ]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Authorized Signatory

[FORM OF REVERSE OF SECURITY]

EZCORP, INC.

2.125% CASH CONVERTIBLE SENIOR NOTES DUE 2019

This Security is one of a duly authorized issuance of Securities of the Company, designated as its 2.125% Cash Convertible Senior Notes due 2019 (the “Securities”), limited in aggregate principal amount of up to $200,000,000, all issued or to be issued under and pursuant to an Indenture dated as of June 23, 2014 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities.  Additional Securities may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all Securities may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Securities then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.  In case an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal and accrued and unpaid interest, if any, of all Securities then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder,

Subject to the terms and conditions of the Indenture, the Company will make all payments in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Security to the Paying Agent to collect such payments in respect of the Security.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Securities as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may on behalf of the Holders of all of the Securities waive any past Default or Event of Default under the Indenture and its consequences.

The Securities are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations, without payment of any service charge but, if required by the

Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Securities issued upon such exchange of Securities being different from the name of the Holder of the old Securities surrendered for such exchange.

The Securities are not subject to redemption at the option of the Company through the operation of any sinking fund or otherwise.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Securities or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to December 15, 2018, only upon the occurrence of certain conditions specified in the Indenture, and on or after December 15, 2018, until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date regardless of the occurrence of such conditions, to convert any of its Securities or portion thereof that is $1,000 or an integral multiple thereof solely into cash based on the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

All terms used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control.

This Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on this Security.

THE INDENTURE AND THIS SECURITY, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THIS SECURITY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: EZCORP, Inc., 1901 Capital Parkway, Austin, Texas 75746.

ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as:

TEN COM (= tenants in common)

TEN ENT (= tenants by the entireties)

JT TEN (= joint tenants with right of survivorship and not as tenants in common)

CUST (= Custodian)

UGMA (= Uniform Gifts to Minors Act).

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

In connection with any transfer of the within Security occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Security, the undersigned confirms that such Security is being transferred:

☐            To EZCORP, Inc. or a subsidiary thereof; or

☐            Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐            Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐            Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Date:	Your Signature:

(Sign exactly as your name appears on
the other side of this Security)

* Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

The undersigned registered owner of this Security hereby exercises the option to convert this Security, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, solely into cash in accordance with the terms of the Indenture referred to in this Security, and directs that all cash payable upon such conversion, and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  Any amount required to be paid to the undersigned on account of interest accompanies this Security.

To convert only part of this Security, state the principal amount to be converted (which must be $1,000 or an integral multiple of $1,000): $

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*

The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

REPURCHASE EXERCISE NOTICE UPON A FUNDAMENTAL CHANGE

To:  EZCORP, Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from EZCORP, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price, to the registered Holder hereof.

Dated:

Dated:

Dated:
Signature(s)

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Certificate number(s) of Security(ies) delivered for repurchase:

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of the Security in every particular, without alteration or any change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES(5)

The following exchanges, repurchases or conversions of a part of this Global Security have been made:

Date of Exchange, Repurchase or Conversion	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following Such Decrease or Increase	Signature of Authorized Signatory of Securities Custodian

(5)  This schedule should be included only if the Security is a Global Security.

EXHIBIT B

SUPPLEMENTAL INDENTURE, dated as of [    ] among EZCORP, INC., a Delaware corporation (the “Company”), the Subsidiaries of the Company party hereto (each, a “Subsidiary Guarantor”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee are party to an Indenture dated as of June 23, 2014 (the “Indenture”) relating to the Company’s 2.125% Cash Convertible Senior Notes due 2019 (the “Securities”); and

WHEREAS, the Company is required to cause the Subsidiary Guarantors to execute this Supplemental Indenture pursuant to Section 5.07 of the Indenture.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1.01.  Defined Terms.  Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2.01. The Subsidiary Guarantees. Subject to the provisions of this Supplemental Indenture, each Subsidiary Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, as a primary obligor and not merely as a surety, the full and punctual payment (whether on the Maturity Date, on a Fundamental Change Repurchase Date, upon conversion, upon acceleration or otherwise) of the principal (including the Fundamental Change Repurchase Price) of, interest on, the cash due upon conversion of and all other amounts payable under the Securities, and the full and punctual payment of all other amounts payable by the Company under the Indenture.  Each Subsidiary Guarantor agrees that its Subsidiary Guarantee hereunder constitutes a guarantee of payment when due and not of collection.

Section 2.02. Subsidiary Guarantees Unconditional. The obligations of each Subsidiary Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under the Indenture or any Securities, by operation of law or otherwise;

(b) any modification or amendment of or supplement to the Indenture or any Security;

(c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the

Company or its assets or any resulting release or discharge of any obligation of the Company contained in the Indenture or any Security;

(d) the existence of any claim, set-off or other rights which the Subsidiary Guarantor may have at any time against the Company, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Company for any reason of the Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Security or any other amount payable by the Company under the Indenture; or

(f) any other act or omission to act or delay of any kind by the Company, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Subsidiary Guarantor’s obligations hereunder.

Section 2.03. Discharge; Reinstatement.  Each Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until all amounts due and payable on the Securities and all other amounts payable by the Company under the Indenture have been paid in full.  If at any time any payment on any Security or any other amount payable by the Company under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 2.04. Waiver by the Subsidiary Guarantors.  Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person.

Section 2.05. Subrogation and Contribution.  Upon making any payment with respect to any obligation of the Company under this Supplemental Indenture, the Subsidiary Guarantor making such payment will be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Subsidiary Guarantor may not enforce any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Subsidiary Guarantor, with respect to such payment so long as any amount payable by the Company under the Indenture or under the Securities remains unpaid.

Section 2.06. Stay of Acceleration.  If acceleration of the time for payment of any amount payable by the Company under the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Subsidiary Guarantors hereunder forthwith on demand by the Trustee or the Holders.

Section 2.07. Limitation on Amount of Subsidiary Guarantee. Notwithstanding anything to the contrary in this Supplemental Indenture, the Trustee, the Company and each Subsidiary Guarantor hereby confirm that it is the intention of all such parties that the Subsidiary Guarantee of each Subsidiary Guarantor not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of any Bankruptcy Law. To effectuate that intention, the Trustee, the Company and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Subsidiary Guarantee are limited to the maximum amount that would not render the Subsidiary Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of any Bankruptcy Law.

Section 2.08. Execution and Delivery of Subsidiary Guarantee.  The execution by each Subsidiary Guarantor of this Supplemental Indenture evidences the Subsidiary Guarantee of such Subsidiary Guarantor.

Section 2.09. Release of Subsidiary Guarantee.  The Subsidiary Guarantee of a Subsidiary Guarantor shall be released in accordance with the provisions of Section 5.07 of the Indenture.

Section 3.01. Governing Law.  This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4.01. Counterparts.  This Supplemental Indenture may be signed in various counterparts, which together will constitute one and the same instrument.

Section 5.01.  Interpretation.  This Supplemental Indenture is an amendment supplemental to the Indenture, and the Indenture and this Supplemental Indenture shall henceforth be read together.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

EZCORP, INC.

By:
Name:
Title:

[SUBSIDIARY GUARANTOR]

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title: